UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): 12/15/2006

STAR SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15234	52-1402131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 LIBERTY WAY

CHESTER, VIRGINIA 23836

(Address of principal executive offices, including zip code)

(804) 530-0535

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)    On December 15, 2006, the Board of Directors of Star Scientific, Inc. (the “Company”), elected current independent director Marc D. Oken to serve as the Chairman of the Company’s Audit Committee and elected current independent director David C. Vorhoff to serve as a member of the Compensation Committee of the Board of Directors. Both Messrs Oken and Vorhoff have served as members of the Board of Directors since October 2005 and are filling vacancies created by the departure of Ambassador Carmen from the Board of Directors.

(e)    On December 15, 2006, the Board of Directors of the Company entered into the First Amendment to the Amended Executive Employment Agreement with Jonnie R. Williams, the Company’s Chief Executive Officer, and entered into the First Amendment to the Second Amended and Restated Employment Agreement with Paul L. Perito, the Company’s Chairman, President and Chief Operating Officer. The First Amendment to the Amended Executive Employment Agreement and the First Amendment to the Second Amended and Restated Employment Agreement continue the terms of Messrs. Williams and Perito’s current employment agreements for an additional three-month period through March 31, 2007. Prior to entering into the amended agreements, Messrs. Williams and Perito’s employment agreements were set to expire on December 31, 2006.

The First Amendment to the Amended Executive Employment Agreement with Mr. Williams and the First Amendment to the Second Amended and Restated Employment Agreement with Mr. Perito are attached hereto as Exhibits 10.1 and 10.2 respectively, and are incorporated herein by reference.

On December 15, 2006, the Board of Directors further agreed to extend the option exercise period for former director Ambassador Gerald P. Carmen, who did not stand for re-election to the Board of Directors at the 2006 Annual Meeting of the Stockholders on December 15, 2006. Generally the Company’s stock option agreements provide that upon resignation the grantee would have a three-month period within which to exercise any options. The Company agreed to extend the option exercise period for Ambassador Carmen’s options for two years, which is within the period of the original option grant, in recognition of Ambassador Carmen’s service to the Board of Directors over the past 15 months.

Item 5.03    Amendments to Articles of Incorporation or Bylaws

On December 15, 2006, the Board of Directors of the Company also voted to amend and restate the Company’s bylaws (as amended and restated, the “Bylaws”) as of December 15, 2006 to allow for the issuance and transfer of uncertificated shares of the Company’s stock. The previous provisions did not specifically permit the use of uncertificated securities. The amendments to the Bylaws were made to comply with

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recent changes in the NASDAQ rules relating to the ability of companies to issue shares in either certificated or noncertificated form. The amended sections now provide:

SECTION 1. FORM AND EXECUTION OF CERTIFICATES. Shares of the Corporation’s stock may be certified or uncertified, as provided under Delaware law. If certified, the interest of each stockholder of the Corporation shall be evidenced by a certificate or certificates for shares of stock in such form as the Board may from time to time prescribe. The certificates of stock of each class shall be consecutively numbered and signed by the Chairman of the Board, the Chief Executive Officer or the President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall bear the corporate seal or a printed or engraved facsimile thereof. Any or all of the signatures on the certificate may be a facsimile. The Board shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.

SECTION 2. TRANSFER OF SHARES. The shares of the stock of the Corporation shall be transferable on the books of the Corporation by the record holder thereof in person or by his or her attorney lawfully constituted, and, in the case of stock represented by certificate upon surrender for cancellation of the certificate or certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof or guaranty of the authenticity of the signature as the Corporation or its agents may reasonably require. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed on the books of the Corporation when both the transferor and transferee request the Corporation to do so, and, in the case of stock represented by certificate when the certificate or certificates are presented. The Board shall have the power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of shares of stock of the Corporation in both the certificated and uncertificated form.

The foregoing descriptions of the provisions adopted or changed are qualified in their entirety by the Bylaws filed herewith as Exhibit 3.2, the text of which is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

3.2	Amended and Restated Bylaws of Star Scientific, Inc.

10.1	The First Amendment to the Amended Executive Employment Agreement with Jonnie R. Williams dated December 15, 2006.

10.2	The First Amendment to the Second Amended and Restated Employment Agreement with Paul L. Perito dated December 15, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR SCIENTIFIC, INC.
Date: December 21, 2006	BY:	/s/ Paul L. Perito
Paul L. Perito Chairman of the Board, President and Chief Operating Officer

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